UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

GRANDPARENTS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosures set forth in Item 5.02 hereof are hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered sales of Equity Securities.

The disclosures set forth in Items 5.01 and 5.02 hereof are hereby incorporated by reference into this Item 3.02.

Item 5.01	Changes in Control of Registrant.

On June 9, 2014, GP.com Holding Company LLC (the “LLC”), the beneficial owner of 51.1% of the common stock, par value $0.01 (the “Common Stock”), of Grandparents.com, Inc. (the “Company”), entered into the Fourth Amendment to Limited Liability Company Operating Agreement and Agreement and Plan of Distribution, with members of the LLC and certain other parties thereto (the “Distribution Agreement”). Under the terms of the Distribution Agreement, subject to customary closing conditions and effective as of the closing date (the “Closing Date”), the LLC is distributing substantially all of its assets to its members, certain of their affiliates and other parties, which consist of the shares of Common Stock, in exchange for its membership units (“Units”). Messrs. Steven Leber, the Company’s Co-Chief Executive Officer and Chairman, Joseph Bernstein, the Company’s Co-Chief Executive Officer, Chief Financial Officer, Treasurer and a director, and Dr. Robert Cohen, one of the Company’s directors, serve as the members of the LLC’s board of managers, which exercises shared voting and investment power with respect to the shares of Common Stock owned by the LLC. As a result of this distribution, the LLC will no longer be the Company’s largest stockholder. Among the members and others who are receiving distributions by the LLC were Messrs. Leber, Bernstein, Cohen and/or certain affiliated entities. The following table sets forth the beneficial ownership of the Common Stock as of the date of this Current Report on Form 8-K for each named executive officer and each director or other stockholder known to be the beneficial owner of five percent (5%) or more of Common Stock who received Units convertible into shares of Common Stock pursuant to the Distribution Agreement:

Names of Executive Officer and/or Director	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Shares of Common Stock Beneficially Owned(1)

Steven E. Leber(2)	18,151,847	15.64%
Joseph Bernstein(3)	21,044,291	17.32%
Dr. Robert Cohen(4)	16,855,998	14.55%

(1)	A person is considered to beneficially own any shares of Common Stock over which such person, directly or indirectly, exercises sole or shared voting or investment power, or of which such person has the right to acquire beneficial ownership at any time within 60 days of the date of this Current Report on Form 8-K. For purposes of computing the percentage of shares of Common Stock beneficially owned by each person named above, any shares that such person has the right to acquire within 60 days of the date of this Current Report on Form 8-K are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for directors and executive officers will be exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. The above figures are based on 113,689,206 shares of Common Stock outstanding as of the date of this Current Report on Form 8-K.

(2)	Includes (i) 15,839,347 shares of Common Stock, (ii) 832,500 shares of Common Stock underlying options that are fully vested or that will vest within 60 days of the date of this Current Report on Form 8-K and (iii) an aggregate of 1,480,000 shares of Common Stock underlying warrants that are currently exercisable.

(3)	Includes (i) 1,724,514 shares of Common Stock, (ii) 1,000,000 shares of Common Stock underlying options that are fully vested, (iii) an aggregate of 1,275,000 shares of Common Stock underlying warrants that are currently exercisable, (iv) an aggregate of 480,000 shares of Common Stock underlying warrants that are currently exercisable and owned by Bernstein-Nasser Investors, LLC (“BNI”), an entity beneficially owned by JB Grantor Trust 2010 and whose trustee is Mr. Bernstein and (v) 15,189,777 shares of Common Stock owned by BNI. Mr. Bernstein disclaims beneficial ownership of any additional shares of Common Stock, options and/or warrants to acquire shares of Common Stock held directly or indirectly by his children and/or their spouses, which holdings are not included in this disclosure.

(4)	Includes (i) 2,172,500 shares of Common Stock, (ii) 832,500 shares of Common Stock underlying options that are fully vested or that will vest within 60 days of the date of this Current Report on Form 8-K, (iii) an aggregate of 1,340,000 shares of Common Stock underlying warrants that are currently exercisable, (v) 12,510,998 shares of Common Stock owned by Meadows Capital, LLC, an entity beneficially owned by Dr. Cohen.

In addition to distributions made to its members, certain other sales or transfers were made in consideration of cancellation of promissory notes and other consideration, which sales or transfers are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b) On June 9, 2014, Joseph Bernstein, the Company’s Co-Chief Executive Officer, Chief Financial Officer, Treasurer and a director, entered into a Retirement Agreement, dated June 9, 2014, by and among the Company, Mr. Bernstein and BNI, an entity that is beneficially owned by Mr. Bernstein (the “Retirement Agreement”), pursuant to which he agreed to resign from all management positions and as a director of the Company effective as of the later of (i) June 9, 2014 (provided he does not exercise his right to revoke the agreement pursuant to his rights under the Age Discrimination in Employment Act) and (ii) the Closing Date (the “Effective Date”). After the Effective Date, Mr. Bernstein may continue as the Company’s Interim Chief Financial Officer, as described in more detail below.

Pursuant to the terms of the Retirement Agreement, in exchange for a full release of claims by the parties against each other, the termination of certain promissory notes issued by the Company in favor of Mr. Bernstein and BNI, and Mr. Bernstein’s agreement to provide consulting services as Interim Chief Financial Officer, at the Company’s request, following the termination of his employment, as reflected in a form of letter memorializing such arrangement (the “Transition Consulting Services Letter”), the Company has agreed to (i) provide Mr. Bernstein with a monthly payment of $3,000 for a period of 24 months starting as of the Effective Date; (ii) issue to Mr. Bernstein and his affiliates 1.1 million shares of Common Stock and a five-year warrant to purchase 275,000 shares of Common Stock of the Company at an exercise price of $0.25 per share (the “Warrant”); (iii) indemnify Mr. Bernstein for claims made against him by virtue of his position as an officer and director of the Company on the same terms and conditions as the Company indemnifies current officers and directors and continue Mr. Bernstein’s coverage under the Company’s directors’ and officers’ liability insurance policy for a period of six years from the Closing Date; (iv) release Mr. Bernstein from certain claims, as set forth in more detail in the Retirement Agreement; and (v) use its reasonable best efforts to release Mr. Bernstein from his joint and several guarantee of the Company’s lease obligations with Tower 39 Associates, LLC for its office space at 589 Eighth Avenue, New York, New York.

The Retirement Agreement also contains a mutual non-disparagement clause and a cooperation clause on the part of Mr. Bernstein. Mr. Bernstein agrees to keep confidential certain Company information, and not to compete with the Company or solicit any employees of the Company for the one year period following the termination of his employment.

Pursuant to the Transition Services Consulting Letter to be entered into between the Company and Mr. Bernstein, Mr. Bernstein has agreed, at the Company’s request, to provide transition services as the Interim Chief Financial Officer following his retirement date for a monthly fee of $10,000. Either party may terminate the consulting relationship upon 30 days’ notice.

The Company has also agreed to enter into a Registration Rights Agreement with Mr. Bernstein, BNI and his affiliates, pursuant to which the Company will grant such stockholders piggyback registration rights in certain circumstances with respect to the shares he and BNI received pursuant to the Distribution Agreement.

Copies of each of the Retirement Agreement and the form of Transition Services Consulting Letter are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The information contained in this Current Report on Form 8-K is only a brief description of the material terms of such documents, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

(e)      The disclosures set forth in Item 5.01 hereof are hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Retirement Agreement, by and between Grandparents.com, Inc., Joseph Bernstein and Bernstein-Nasser Investors, LLC, dated June 9, 2014.

10.2	Form of Transition Services Consulting Letter, by and between Grandparents.com, Inc. and Joseph Bernstein, to be dated as of the Effective Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDPARENTS.COM, INC.

Date: June 13, 2014	By: /s/ Steve Leber
	Name:	Steve Leber
	Title:	Chairman/Co-Chief Executive Officer